UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 22, 2013

BANCORP OF NEW JERSEY, INC.

(Exact Name of Issuer as Specified in Charter)

NEW JERSEY	001-34089	20-8444387
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1365 PALISADE AVENUE
FORT LEE, NEW JERSEY  07024

(Address of Principal Executive Offices)

(201) 944-8600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

The 2013 annual meeting of shareholders of Bancorp of New Jersey, Inc. (the “Company”) was held on May 22, 2013.  At the annual meeting, the shareholders of the Company voted to elect five directors to the Company’s board of directors, each to serve until the 2016 annual meeting of shareholders and until his successor is elected and qualified; to approve, on an advisory basis, the compensation of the Company’s named executive officers; to approve, on an advisory basis, the frequency of future advisory votes on the compensation of the Company’s named executive officers, and to ratify the appointment of ParenteBeard LLC as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2013.

The names of each director elected at the annual meeting, as well as the number of votes cast for or withheld and the number of broker non-votes as to each director nominee, are as follows:

Name	For	Withheld	Broker Non-Votes
John K. Daily	2,340,732	26,710	1,487,569
Michael Lesler	2,329,266	38,176	1,487,569
Anthony M. LoConte	2,340,144	27,298	1,487,569
Carmelo Luppino, Jr.	2,349,992	17,450	1,487,569
Rosario Luppino	2,359,140	8,302	1,487,569

As to the proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers, the number of votes cast for and against, as well as the number of abstentions and broker non-votes, are as follows:

For	Against	Abstain	Broker Non-Votes
2,219,860	132,652	14,930	1,487,569

As to the proposal to approve, on an advisory basis, the frequency of future advisory votes on the compensation of the Company’s named executive officers, the number of votes cast for each of one year, two years, and three years, as well as the number of abstentions and broker non-votes, are as follows:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
426,929	111,108	1,739,221	90,183	1,487,569

As to the vote to ratify the appointment of ParenteBeard LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013, the number of votes cast for and against, as well as the number of abstentions and broker non-votes, are as follows:

For	Against	Abstain	Broker Non-Votes
3,773,070	36,907	45,034	0.00

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANCORP OF NEW JERSEY, INC.

Date: May 23, 2013	By:	Michael Lesler
	Name:	Michael Lesler
	Title:	President and Chief Operating Officer